Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2021 AND
FULL-YEAR 2021 FINANCIAL RESULTS

Akamai also announces intent to acquire Linode

Fourth quarter highlights
•Revenue of $905 million, up 7% year-over-year and up 8% when adjusted for foreign exchange*
•Security Technology Group revenue of $365 million, up 23% year-over-year and up 25% when adjusted for foreign exchange*

Full-year highlights
•Revenue of $3.5 billion, up 8% year-over-year and up 7% when adjusted for foreign exchange*
•GAAP operating margin of 23% and non-GAAP operating margin* of 32%
•GAAP EPS of $3.93, up 17% year-over-year, and non-GAAP EPS* of $5.74, up 10% year-over-year

CAMBRIDGE, Mass. – February 15, 2022 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's most trusted solution to power and protect digital experiences, today reported financial results for the fourth quarter and full-year ended December 31, 2021. Akamai also announced today it has entered into a definitive agreement to acquire Linode Limited Liability Company, one of the easiest-to-use and most trusted infrastructure-as-a-service (IaaS) platform providers.

“Akamai’s outstanding fourth quarter performance capped off an excellent year on both the top and bottom lines,” said Dr. Tom Leighton, Chief Executive Officer of Akamai. “We believe our planned acquisition of Linode in cloud computing, and our recent acquisition of Guardicore in enterprise security, combined with our robust product portfolios, enterprise-focused go-to-market capabilities and widely distributed edge platform, will uniquely position us for success in these two large and fast growing markets.”

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2021:

Revenue: Revenue for the fourth quarter was $905 million, a 7% increase over fourth quarter 2020 revenue of $846 million and an 8% increase when adjusted for foreign exchange.* Total revenue for 2021 was $3.461 billion compared to $3.198 billion for 2020, up 8% year-over-year and up 7% when adjusted for foreign exchange.*

Revenue by Product Group:

•Security Technology Group revenue for the fourth quarter was $365 million, up 23% year-over-year and up 25% when adjusted for foreign exchange.* Security Technology Group revenue for 2021 was $1.335 billion, up 26% year-over-year and up 25% when adjusted for foreign exchange.*

•Edge Technology Group revenue for the fourth quarter was $541 million, down 2% year-over-year and down 1% when adjusted for foreign exchange.* Edge Technology Group revenue for 2021 was $2.126 billion, flat year-over-year and down 1% when adjusted for foreign exchange.*

Revenue by Geography:

•U.S. revenue for the fourth quarter was $476 million, up 2% year-over-year. U.S. revenue for 2021 was $1.838 billion, up 3% year-over-year.

•International revenue for the fourth quarter was $429 million, up 13% year-over-year and up 16% when adjusted for foreign exchange.* International revenue for 2021 was $1.624 billion, up 14% year-over-year and up 12% when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $196 million, a 46% increase from fourth quarter 2020 income from operations of $135 million. GAAP operating margin for the fourth quarter was 22%, up 6 percentage points from the same period last year. GAAP income from operations for 2021 was $783 million, a 19% increase from the prior year's GAAP income from operations of $659 million. Full-year GAAP operating margin was 23%, up 2 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $283 million, an 11% increase from fourth quarter 2020 non-GAAP income from operations of $256 million. Non-GAAP operating margin* for the fourth quarter was 31%, up 1 percentage point from the same period last year. Non-GAAP income from operations* for 2021 was $1.094 billion, a 10% increase from the prior year's non-GAAP income from operations of $994 million. Full-year non-GAAP operating margin* was 32%, up 1 percentage point from the same period last year.

Net income: GAAP net income for the fourth quarter was $161 million, a 42% increase from fourth quarter 2020 GAAP net income of $113 million. GAAP net income for 2021 was $652 million, a 17% increase from the prior year's GAAP net income of $557 million.

Non-GAAP net income* for the fourth quarter was $243 million, an 11% increase from fourth quarter 2020 non-GAAP net income of $220 million. Non-GAAP net income* for 2021 was $943 million, a 10% increase from the prior year's non-GAAP net income of $858 million.

EPS: GAAP EPS for the fourth quarter was $0.97 per diluted share, a 43% increase from fourth quarter 2020 GAAP EPS of $0.68 and a 48% increase when adjusted for foreign exchange.* GAAP EPS for 2021 was $3.93 per diluted share, a 17% increase from prior year's GAAP EPS of $3.37 per diluted share and a 14% increase when adjusted for foreign exchange.*

Non-GAAP EPS* for the fourth quarter was $1.49 per diluted share, an 12% increase from fourth quarter 2020 non-GAAP EPS of $1.33 and a 14% increase when adjusted for foreign exchange.* Non-GAAP EPS* for 2021 was $5.74 per diluted share, a 10% increase from prior year's non-GAAP EPS of $5.22 per diluted share and an 8% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $404 million, an 11% increase from fourth quarter 2020 Adjusted EBITDA of $364 million. Adjusted EBITDA* for 2021 was $1.561 billion, a 12% increase from the prior year's Adjusted EBITDA of $1.397 billion.

Supplemental cash information: Cash from operations for the quarter was $387 million, or 43% of revenue. Cash from operations for 2021 was $1.405 billion, or 41% of revenue. Cash, cash equivalents and marketable securities was $2.2 billion as of December 31, 2021.

Share repurchases: The Company spent $271 million in the fourth quarter to repurchase 2.4 million shares of its common stock at an average price of $111.05 per share. For the full-year, the Company spent $522 million to repurchase 4.7 million shares of its common stock at an average price of $109.97 per share. The Company had 161 million shares of common stock outstanding as of December 31, 2021.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call and Associated Webcast with Slides
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 7579719. A live webcast of the call and accompanying slides may be accessed in the Investor Relations section of www.akamai.com. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 7579719. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. The most innovative companies worldwide choose Akamai to secure and deliver their digital experiences – helping billions of people live, work, and play every day. With the world's largest and most trusted edge platform, Akamai keeps apps, code, and experiences closer to users – and threats farther away. Learn more about Akamai's security, content delivery, and edge compute products and services at www.akamai.com, blogs.akamai.com, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$536,725	$352,917
Marketable securities	541,470	745,156
Accounts receivable, net	675,926	660,052
Prepaid expenses and other current assets	166,313	171,406
Total current assets	1,920,434	1,929,531
Marketable securities	1,088,048	1,398,802
Property and equipment, net	1,534,329	1,478,272
Operating lease right-of-use assets	815,754	793,945
Acquired intangible assets, net	313,225	234,724
Goodwill	2,156,254	1,674,371
Deferred income tax assets	168,342	106,918
Other assets	142,287	147,567
Total assets	$8,138,673	$7,764,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,928	$118,546
Accrued expenses	411,590	380,468
Deferred revenue	86,517	76,600
Operating lease liabilities	175,683	154,801
Other current liabilities	6,623	27,755
Total current liabilities	790,341	758,170
Deferred revenue	25,342	5,262
Deferred income tax liabilities	40,974	37,458
Convertible senior notes	1,976,167	1,906,707
Operating lease liabilities	707,087	715,404
Other liabilities	68,748	89,833
Total liabilities	3,608,659	3,512,834
Total stockholders’ equity	4,530,014	4,251,296
Total liabilities and stockholders’ equity	$8,138,673	$7,764,130

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$905,358	$860,333	$846,287	$3,461,223	$3,198,149
Costs and operating expenses:
Cost of revenue (1) (2)	325,403	316,866	303,847	1,268,956	1,132,672
Research and development (1)	93,173	82,899	67,228	335,372	269,315
Sales and marketing (1)	125,205	108,514	140,401	461,967	510,405
General and administrative (1) (2)	147,749	134,265	162,453	553,024	547,888
Amortization of acquired intangible assets	12,573	11,959	10,894	48,019	42,049
Restructuring charge	5,170	565	26,847	10,737	37,286
Total costs and operating expenses	709,273	655,068	711,670	2,678,075	2,539,615
Income from operations	196,085	205,265	134,617	783,148	658,534
Interest income	3,434	2,872	6,270	15,620	29,122
Interest expense	(18,317)	(18,144)	(17,342)	(72,332)	(69,120)
Other (expense) income, net	(222)	3,635	5,415	1,785	(2,454)
Income before provision for income taxes	180,980	193,628	128,960	728,221	616,082
Provision for income taxes	(19,016)	(13,648)	(4,158)	(62,571)	(45,922)
Loss from equity method investment	(1,430)	(1,064)	(11,432)	(14,008)	(13,106)
Net income	$160,534	$178,916	$113,370	$651,642	$557,054

Net income per share:
Basic	$0.99	$1.10	$0.70	$4.01	$3.43
Diluted	$0.97	$1.08	$0.68	$3.93	$3.37

Shares used in per share calculations:
Basic	161,757	162,767	162,798	162,665	162,490
Diluted	164,947	166,318	165,879	165,804	165,213

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$160,534	$178,916	$113,370	$651,642	$557,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,699	139,747	127,708	550,632	478,389
Stock-based compensation	48,955	49,018	50,510	202,759	197,411
Benefit for deferred income taxes	(17,459)	(37,560)	(11,273)	(47,794)	(33,821)
Amortization of debt discount and issuance costs	16,741	16,567	15,766	66,025	62,823
Other non-cash reconciling items, net	9,808	(1,639)	6,743	21,823	23,027
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(8,871)	(10,821)	(4,942)	(24,096)	(90,381)
Prepaid expenses and other current assets	19,133	(4,250)	(4,015)	4,034	(25,395)
Accounts payable and accrued expenses	47,786	66,796	(10,607)	31,523	39,211
Deferred revenue	(11,128)	(9,831)	(16,121)	(2,865)	(1,318)
Other current liabilities	(2,446)	(1,728)	19,739	(20,404)	18,101
Other non-current assets and liabilities	(17,852)	4,522	4,215	(28,716)	(10,101)
Net cash provided by operating activities	386,900	389,737	291,093	1,404,563	1,215,000
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(583,187)	—	(128,105)	(598,825)	(127,999)
Cash paid for asset acquisition	—	—	—	—	(36,376)
Purchases of property and equipment and capitalization of internal-use software development costs	(109,695)	(116,247)	(167,445)	(545,230)	(731,872)
Purchases of short- and long-term marketable securities	(320,872)	(229,496)	(629,323)	(932,604)	(1,782,849)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	172,457	740,179	296,838	1,434,082	1,628,001
Other, net	(2,657)	(1,453)	10,101	(4,322)	8,121
Net cash (used in) provided by investing activities	(843,954)	392,983	(617,934)	(646,899)	(1,042,974)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	12,690	15,820	13,963	59,632	59,775
Employee taxes paid related to net share settlement of stock-based awards	(10,917)	(11,935)	(12,529)	(99,112)	(89,828)
Repurchases of common stock	(270,998)	(96,841)	(72,510)	(522,255)	(193,588)
Other, net	—	(201)	—	(268)	—
Net cash used in financing activities	(269,225)	(93,157)	(71,076)	(562,003)	(223,641)
Effects of exchange rate changes on cash and cash equivalents	(2,148)	(5,080)	7,400	(11,376)	10,935
Net (decrease) increase in cash, cash equivalents and restricted cash	(728,427)	684,483	(390,517)	184,285	(40,680)
Cash, cash equivalents and restricted cash at beginning of period	1,266,178	581,695	743,983	353,466	394,146
Cash, cash equivalents and restricted cash at end of period	$537,751	$1,266,178	$353,466	$537,751	$353,466

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY PRODUCT GROUP (1)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Security Technology Group	$364,840	$334,649	$296,137	$1,334,836	$1,061,622
Edge Technology Group	540,518	525,684	550,150	2,126,387	2,136,527
Total revenue	$905,358	$860,333	$846,287	$3,461,223	$3,198,149
Revenue growth rates year-over-year:
Security Technology Group	23%	26%	24%	26%	25%
Edge Technology Group	(2)	—	3	—	4
Total revenue	7%	9%	10%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security Technology Group	25%	25%	23%	25%	25%
Edge Technology Group	(1)	(1)	2	(1)	4
Total revenue	8%	8%	8%	7%	11%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
U.S.	$475,983	$448,792	$467,456	$1,837,508	$1,777,435
International	429,375	411,541	378,831	1,623,715	1,420,714
Total revenue	$905,358	$860,333	$846,287	$3,461,223	$3,198,149
Revenue growth rates year-over-year:
U.S.	2%	3%	5%	3%	5%
International	13	16	16	14	18
Total revenue	7%	9%	10%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	2%	3%	5%	3%	5%
International	16	15	13	12	19
Total revenue	8%	8%	8%	7%	11%

(1) Effective March 1, 2021, Akamai reorganized into two groups: the Security Technology Group and the Edge Technology Group, which both utilize the Akamai Intelligent Edge Platform and its global sales organization. These groups are aligned with their product offerings. Revenue from the Security Technology Group was previously reported as revenue from Cloud Security Solutions, and revenue from the Edge Technology Group was previously reported as revenue from content delivery network (CDN) services and all other solutions.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS (1)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue from Internet Platform Customers	$65,898	$60,482	$57,677	$249,205	$203,749
Revenue excluding Internet Platform Customers	839,460	799,851	788,610	3,212,018	2,994,400
Total revenue	$905,358	$860,333	$846,287	$3,461,223	$3,198,149
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	14%	19%	11%	22%	8%
Revenue excluding Internet Platform Customers	6	8	9	7	11
Total revenue	7%	9%	10%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Revenue from Internet Platform Customers	14%	19%	11%	22%	8%
Revenue excluding Internet Platform Customers	8	7	8	6	11
Total revenue	8%	8%	8%	7%	11%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION (3)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020 (4)	December 31, 2021	December 31, 2020 (4)
Web Division	$454,413	$432,874	$434,068	$1,745,854	$1,652,578
Media and Carrier Division	450,945	427,459	412,219	1,715,369	1,545,571
Total revenue	$905,358	$860,333	$846,287	$3,461,223	$3,198,149
Revenue growth rates year-over-year:
Web Division	5%	4%	5%	6%	7%
Media and Carrier Division	9	13	15	11	14
Total revenue	7%	9%	10%	8%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Web Division	6%	4%	4%	5%	7%
Media and Carrier Division	10	13	14	10	14
Total revenue	8%	8%	8%	7%	11%

(1) Revenue from large Internet platform companies: Amazon, Apple, Meta Platforms (Facebook), Alphabet (Google), Microsoft and Netflix
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) Prior to March 1, 2021, Akamai managed its business by division, which was a customer-focused reporting view that reflected revenue from customers that were managed by the division. Although Akamai no longer manages its business by division, the prior divisional view of revenue is provided for informational purposes.
(4) As of January 1, 2021, Akamai reassigned some of its customers between the Media and Carrier Division and the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
General and administrative expenses:
Payroll and related costs	$59,015	$52,799	$51,759	$223,238	$199,992
Stock-based compensation	15,861	14,978	14,834	63,324	58,470
Depreciation and amortization	19,987	20,549	21,189	81,934	82,862
Facilities-related costs	25,521	26,056	25,136	100,769	98,805
(Benefit) provision for doubtful accounts	(223)	275	(584)	763	2,881
Acquisition-related costs	11,797	1,316	4,390	13,317	5,579
Legal settlements	—	—	—	—	275
Endowment of Akamai Foundation	—	—	20,000	—	20,000
Other expenses	15,791	18,292	25,729	69,679	79,024
Total general and administrative expenses	$147,749	$134,265	$162,453	$553,024	$547,888

General and administrative expenses–functional (1):
Global functions	$53,605	$49,738	$51,476	$212,456	$193,719
As a percentage of revenue	6%	6%	6%	6%	6%
Infrastructure	82,565	82,928	87,172	326,480	325,434
As a percentage of revenue	9%	10%	10%	9%	10%
Other	11,579	1,599	23,805	14,088	28,735
Total general and administrative expenses	$147,749	$134,265	$162,453	$553,024	$547,888
As a percentage of revenue	16%	16%	19%	16%	17%

Stock-based compensation:
Cost of revenue	$6,435	$6,738	$6,455	$27,143	$24,829
Research and development	15,315	16,329	12,519	65,950	48,855
Sales and marketing	11,344	10,973	16,702	46,342	65,257
General and administrative	15,861	14,978	14,834	63,324	58,470
Total stock-based compensation	$48,955	$49,018	$50,510	$202,759	$197,411

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts, legal settlements and the endowments of the Akamai Foundation.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Depreciation and amortization:
Network-related depreciation	$60,748	$58,139	$48,824	$226,384	$167,018
Capitalized internal-use software development amortization	40,502	40,943	38,682	161,094	155,187
Other depreciation and amortization	19,399	19,973	20,662	79,570	80,955
Depreciation of property and equipment	120,649	119,055	108,168	467,048	403,160
Capitalized stock-based compensation amortization (1)	7,645	7,882	7,737	32,136	29,631
Capitalized interest expense amortization (1)	832	851	909	3,429	3,549
Amortization of acquired intangible assets	12,573	11,959	10,894	48,019	42,049
Total depreciation and amortization	$141,699	$139,747	$127,708	$550,632	$478,389

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$61,490	$75,687	$138,140	$313,830	$509,404
Capitalized internal-use software development costs	55,002	53,061	56,634	219,702	217,120
Total capital expenditures, excluding stock-based compensation and interest expense	$116,492	$128,748	$194,774	$533,532	$726,524

End of period statistics:
Number of employees	8,780	8,411	8,368

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Income from operations	$196,085	$205,265	$134,617	$783,148	$658,534
GAAP operating margin	22%	24%	16%	23%	21%
Amortization of acquired intangible assets	12,573	11,959	10,894	48,019	42,049
Stock-based compensation	48,955	49,018	50,510	202,759	197,411
Amortization of capitalized stock-based compensation and capitalized interest expense	8,641	8,815	8,662	35,894	33,202
Restructuring charge	5,170	565	26,847	10,737	37,286
Acquisition-related costs	11,797	1,316	4,390	13,317	5,579
Legal settlements	—	—	—	—	275
Endowment of Akamai Foundation	—	—	20,000	—	20,000
Operating adjustments	87,136	71,673	121,303	310,726	335,802
Non-GAAP income from operations	$283,221	$276,938	$255,920	$1,093,874	$994,336
Non-GAAP operating margin	31%	32%	30%	32%	31%

Net income	$160,534	$178,916	$113,370	$651,642	$557,054
Operating adjustments (from above)	87,136	71,673	121,303	310,726	335,802
Amortization of debt discount and issuance costs	16,741	16,567	15,766	66,025	62,823
Gain on investments	—	(3,680)	(7,228)	(3,680)	(7,228)
Loss from equity method investment	1,430	1,064	11,432	14,008	13,106
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(22,790)	(25,600)	(34,799)	(96,164)	(103,280)
Non-GAAP net income	$243,051	$238,940	$219,844	$942,557	$858,277

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income per diluted share	$0.97	$1.08	$0.68	$3.93	$3.37
Adjustments to net income:
Amortization of acquired intangible assets	0.08	0.07	0.07	0.29	0.25
Stock-based compensation	0.30	0.29	0.30	1.22	1.19
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05	0.22	0.20
Restructuring charge	0.03	—	0.16	0.06	0.23
Acquisition-related costs	0.07	0.01	0.03	0.08	0.03
Legal settlements	—	—	—	—	—
Endowment of Akamai Foundation	—	—	0.12	—	0.12
Amortization of debt discount and issuance costs	0.10	0.10	0.10	0.40	0.38
Gain on investments	—	(0.02)	(0.04)	(0.02)	(0.04)
Loss from equity method investment	0.01	0.01	0.07	0.08	0.08
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.14)	(0.15)	(0.21)	(0.58)	(0.63)
Adjustment for shares (1)	0.02	0.02	—	0.06	0.04
Non-GAAP net income per diluted share	$1.49	$1.45	$1.33	$5.74	$5.22

Shares used in GAAP per diluted share calculations	164,947	166,318	165,879	165,804	165,213
Impact of benefit from note hedge transactions (1)	(1,636)	(2,028)	(1,105)	(1,600)	(873)
Shares used in non-GAAP per diluted share calculations (1)	163,311	164,290	164,774	164,204	164,340

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During the periods presented Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$160,534	$178,916	$113,370	$651,642	$557,054
Net income margin	18%	21%	13%	19%	17%
Interest income	(3,434)	(2,872)	(6,270)	(15,620)	(29,122)
Provision for income taxes	19,016	13,648	4,158	62,571	45,922
Depreciation and amortization	120,649	119,055	108,168	467,048	403,160
Amortization of capitalized stock-based compensation and capitalized interest expense	8,641	8,815	8,662	35,894	33,202
Amortization of acquired intangible assets	12,573	11,959	10,894	48,019	42,049
Stock-based compensation	48,955	49,018	50,510	202,759	197,411
Restructuring charge	5,170	565	26,847	10,737	37,286
Acquisition-related costs	11,797	1,316	4,390	13,317	5,579
Legal settlements	—	—	—	—	275
Endowment of Akamai Foundation	—	—	20,000	—	20,000
Interest expense	18,317	18,144	17,342	72,332	69,120
Gain on investments	—	(3,680)	(7,228)	(3,680)	(7,228)
Loss from equity method investment	1,430	1,064	11,432	14,008	13,106
Other expense, net	222	45	1,813	1,895	9,682
Adjusted EBITDA	$403,870	$395,993	$364,088	$1,560,922	$1,397,496
Adjusted EBITDA margin	45%	46%	43%	45%	44%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying values of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Endowment of Akamai Foundation – Akamai has incurred expenses to endow the Akamai Foundation, a private corporate foundation dedicated to encouraging the next generation of technology innovators by supporting math and science education. Akamai's first endowment was in 2018 to enable a permanent endowment for the Akamai Foundation to allow it to expand its reach. In the fourth quarter of 2020 Akamai supplemented the endowment to enable specific initiatives to increase diversity in the technology industry. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as these infrequent and nearly one-time expenses are not representative of its core business operations.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected future financial performance and the benefits of the planned acquisition of Linode. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the inability to continue to generate cash at the same level as prior years; the ability to complete the Linode transaction in a timely manner or at all; uncertainties as to whether the anticipated benefits from the Linode transaction will be realized; uncertainties as to whether Linode’s business will be successfully integrated with Akamai’s business, including whether Linode’s technology will interoperate as expected with existing Akamai technology; the effect of the announcement of the proposed transaction on Linode’s ability to maintain relationships with its key customers, vendors and employees; the failure of our investments in innovation to generate solutions that are accepted in the market; the inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; the impact of the ongoing COVID-19 pandemic; defects or disruptions in our products or IT systems; the failure of the integration of any of our acquisitions; the delay in developing or failure to develop new service offerings or functionalities, and if developed, the lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such investor call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.